EXHIBIT 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D, is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date:  June 21, 2012

MIRELF IV US INVESTMENTS AIV LP		MIRELF IV US INVESTMENTS II AIV LP

By:	Madison International Holdings IV, LLC,	By:	Madison International Holdings IV, LLC,
	its general partner		its general partner

By:	/s/ Ronald Dickerman	By:	/s/ Ronald Dickerman
	Ronald Dickerman, Managing Member		Ronald Dickerman, managing member

MIRELF IV TPGI, LLC		MIRELF IV TPGI II, LLC

By:	MIRELF IV US Investments AIV LP,	By:	MIRELF IV US Investments II AIV LP,
	its managing member		its managing member

By:	Madison International Holdings IV, LLC,	By:	Madison International Holdings IV, LLC,
	its general partner		its general partner

By:	/s/ Ronald Dickerman	By:	/s/ Ronald Dickerman
	Ronald Dickerman, managing member		Ronald Dickerman, managing member

MADISON INTERNATIONAL HOLDINGS IV, LLC		RONALD DICKERMAN

By:	/s/ Ronald Dickerman		/s/ Ronald Dickerman
Ronald Dickerman, managing member